UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2014

PROTALEX, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-28385	91-2003490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 Columbia Turnpike, Suite 1 Florham Park, NJ 07932		07932
(Address of Principal Executive Offices)		(Zip Code)

(215) 862-9720

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933, as amended (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934, as amended (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934, as amended (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 4, 2014, Protalex, Inc., a Delaware corporation (OTCBB: PRTX) (the “Company”) entered into a new Credit Facility Agreement (the “2014 Credit Facility Agreement”) pursuant to which Niobe Ventures, LLC, a Delaware limited liability company (“Niobe”), the Company’s existing secured lender, agreed to loan, and the Company may borrow, up to an additional $5.0 Million in the form of secured loans at the request of the Company made in accordance with the 2014 Credit Facility Agreement at any time prior to the December 31, 2015 expiration date.

Each loan made to the Company by Niobe under the 2014 Credit Facility Agreement will be represented by a senior secured promissory note bearing interest at a rate of 3% per annum and maturing on September 1, 2016 (each a “Note”). The obligations of the Company pursuant to each Note will be secured by a first priority perfected security interest in all of the assets of the Company pursuant to the Second Consolidated, Amended and Restated Security Agreement (the “Security Agreement”).

In addition on November 4, 2014, the Company entered into a Note Modification Agreement (the “Note Modification Agreement”) with Niobe pursuant to which the Consolidated, Amended and Restated Promissory Note (the “Outstanding Note”) made by the Company to Niobe in the principal amount of $9,219,366, dated October 11, 2013, as modified on October 6, 2014, was further amended to increase the Mandatory Prepayment Amount (as defined in the Outstanding Note) from $7.5 Million to $10 Million. As a result, partial prepayment will now be triggered in the event of a Liquidity Event (as defined in the Outstanding Note) in which the Company receives gross proceeds in excess of $10 million (as opposed to $7.5 million). All other terms and provisions of the Outstanding Note remained unchanged and in full force and effect.

The foregoing descriptions of the Note Modification Agreement, 2014 Credit Facility Agreement and Security Agreement are qualified in their entirety by the full text of such agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 4, 2014, the Company borrowed $300,000 from Niobe and issued to Niobe a Note in the same principal amount evidencing the loan pursuant to the 2014 Credit Facility Agreement. Payment of the principal and accrued interest on the Note will, at Niobe’s election, automatically become immediately due and payable if the Company undertakes certain Fundamental Transactions or upon an Event of Default, both as defined in the Note. The Company’s obligations under the Note are secured by the Security Agreement.

The foregoing description of the Note is qualified in its entirety by the full text of the Note, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibits
4.1	Secured Promissory Note in the principal amount of $300,000 dated November 4, 2014.

10.1	Final Form of the Consolidated Note Modification Agreement between the Company and Niobe dated November 4, 2014.

10.2	Final Form of the 2014 Million Credit Facility Agreement between the Company and Niobe dated as of November 4, 2014.

10.3	Final Form of Second Consolidated, Amended and Restated Security Agreement between the Company and Niobe dated as of November 4, 2014.

* * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALEX, INC.

Dated: November 5, 2014	By:	/s/ Arnold P. Kling
Arnold P. Kling
President

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